Exhibit 23.2

TAUBER & BALSER, P.C.

Certified Public Accountants

3340 Peachtree Road, N.E.

Suite 250

Atlanta, GA 30326

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. on Form S-8, to be filed on or about April 23, 2003, of our report dated February 12, 2003 appearing in the Company’s 10-KSB filed on March 14, 2003.

/S/ TAUBER & BALSER, P.C. Tauber & Balser, P.C. Atlanta, Georgia April 23, 2003